Exhibit 4.1

Execution Version

HELMERICH & PAYNE, INC.

as Issuer

and

HELMERICH & PAYNE INTERNATIONAL DRILLING CO.

as Guarantor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of December 20, 2018

SENIOR DEBT SECURITIES

Reconciliation and tie between certain Sections of this Indenture, and Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section
310	(a)(1)	6.10
	(a)(2)	6.10
	(a)(3)	N/A
	(a)(4)	N/A
	(a)(5)	6.10
	(b)	6.10
	(c)	N/A
311	(a)	6.11
	(b)	6.11
	(c)	N/A
312	(a)	2.06
	(b)	14.03
	(c)	14.03
313	(a)	6.06
	(b)	6.06
	(c)	6.06
	(d)	6.06
314	(a)	3.03
	(a)(4)	3.04
	(b)	N/A
	(c)(1)	14.04
	(c)(2)	14.04
	(c)(3)	N/A
	(d)	N/A
	(e)	14.05
315	(a)	6.01
	(b)	6.05
	(c)	6.01
	(d)	6.01
	(e)	5.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	5.05
	(a)(1)(B)	5.04
	(a)(2)	N/A
	(b)	5.07
	(c)	N/A
317	(a)(1)	5.08
	(a)(2)	5.09
	(b)	2.05

N/A means not applicable.

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

ARTICLE IX.
GUARANTEES OF SECURITIES

Section 9.01	Applicability of Article	47
Section 9.02	Limitation on Subsidiary Guarantor Liability	48
Section 9.03	Jointly and Severally	48
Section 9.04	Unconditional Guarantees	48

ARTICLE X.
REDEMPTION

Section 10.01	Applicability of Article	51
Section 10.02	Notices to Trustee	51
Section 10.03	Selection of Securities to be Redeemed	51
Section 10.04	Notices to Holders	51
Section 10.05	Effect of Notices of Redemption	52
Section 10.06	Deposit of Redemption Price	53
Section 10.07	Securities Redeemed in Part	53
Section 10.08	Optional Redemption	53

ARTICLE XI.
CONVERSION OF SECURITIES

Section 11.01	Conversion of Securities	53

ARTICLE XII.
SINKING FUNDS

Section 12.01	Sinking Funds	53

ARTICLE XIII.
REPAYMENT AT OPTION OF HOLDERS

Section 13.01	Repayment at Option of Holders	54

ARTICLE XIV.
MISCELLANEOUS

Section 14.01	Trust Indenture Act Controls	54
Section 14.02	Notices	54
Section 14.03	Communication by Holders with Other Holders	55
Section 14.04	Certificate and Opinion as to Conditions Precedent	55
Section 14.05	Statements Required in Certificate or Opinion	56
Section 14.06	Rules by Trustee and Agents	56
Section 14.07	Legal Holidays	56
Section 14.08	No Recourse Against Others	56
Section 14.09	Governing Law	56
Section 14.10	Consent to Jurisdiction	56

Section 14.11	No Adverse Interpretation of Other Agreements	57
Section 14.12	Successors	57
Section 14.13	Severability	57
Section 14.14	Counterpart Originals	57
Section 14.15	U.S.A. Patriot Act	57
Section 14.16	Force Majeure	57
Section 14.17	Table of Contents, Headings, etc.	57
Section 14.18	Waiver of Jury Trial	57

v

THIS INDENTURE, dated as of December 20, 2018, is among Helmerich & Payne, Inc., a Delaware corporation (the “Company”), Helmerich & Payne International Drilling Co., a Delaware corporation (“H&P Drilling Co.”), as a Guarantor, and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

The Company and H&P Drilling Co. have each duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series as provided in this Indenture, which may be Guaranteed by H&P Drilling Co. or other Guarantors, as provided herein.

This Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Company and of each Guarantor, if any, in accordance with its terms, have been done.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, each party agrees, for the benefit of each other and for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01         Definitions.

“Additional Securities” means any Securities issued under this Indenture in accordance with Section 2.03, as part of the same series as an existing series to the extent outstanding.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person.  For purposes of this definition, “control” of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.  The Trustee may request and may conclusively rely upon an Officers’ Certificate to determine whether any Person is an Affiliate of any specified Person.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.

“Attributable Debt” means, with respect to any Sale and Lease-Back Transaction as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease.

“Bankruptcy Law” means Title 11, U.S. Code, as amended from time to time, or any similar U.S. or State law or any similar foreign law for the relief of debtors.

“Board of Directors” of any Person means the board of directors, board of managers (or other comparable governing body) of such Person or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the board of directors of such Person.

“Business Day” means any day that is not a Legal Holiday.

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Clearstream” means Clearstream Banking, société anonyme or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Net Tangible Assets” means the total assets of the Company and the Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of the Company and the Subsidiaries is available, minus all current liabilities (excluding the current portion of any long-term debt) of the Company and the Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of the Company and the Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with U.S. GAAP (which calculation shall give pro forma effect to any acquisition by or disposition of assets of the Company or any Subsidiaries involving the payment or receipt by the Company or any Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $25 million that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“Corporate Trust Office” means the office at which this Indenture shall be principally administered, which office shall initially be located at the address of the Trustee specified in Section 14.02 and may be located at such other address as the Trustee may give notice to the Company and the Holders or such other address as a successor Trustee may designate from time to time by notice to the Company and the Holders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Credit Agreement” means that certain Credit Agreement, dated as of November 13, 2018, as amended, by and among the Company, Wells Fargo Bank, National Association, as an issuing lender and administrative agent, and certain financial institutions, as lenders, as amended, restated, replaced, or refinanced from time to time, whether with the same or different lenders.

“Debt” mean any debt for money borrowed.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.07.

“Depositary” means The Depository Trust Company and its successors.

“Discount at Issue Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof.

“Euroclear” means Euroclear Bank N.V./S.A. or any successor securities clearance agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Floating or Adjustable Rate Provision” means a formula or provision, specified in or pursuant to a resolution of the Board of Directors of the Company, provided for in an Officers’ Certificate or Issuer Order or a supplemental Indenture, providing for the determination, whether pursuant to objective factors or pursuant to the sole discretion of any Person (including the Company or one or more officer designees thereof), and periodic adjustment of the interest rate borne by a Floating or Adjustable Rate Security.

“Floating or Adjustable Rate Security” means any Security which provides for interest thereon at a periodic rate that may vary from time to time over the term thereof in accordance with a Floating or Adjustable Rate Provision.

“Foreign Currency” means a currency used by the government of a country other than the United States of America.

“Funded Debt” means indebtedness for money borrowed which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such indebtedness.

“Global Security” means a permanent global security that bears the Global Security Legend and that has the “Schedule of Exchanges of Securities” attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Global Security Legend” means the legend set forth in Section 2.07(f) which is required to be placed on all global securities issued under this Indenture.

“Guarantor” means, with respect to any Securities, H&P Drilling Co. and/or any other Person if and for so long as any of such Persons provide Guarantees of such Securities pursuant to Article Nine, in each case, until a successor Person shall have assumed the obligations of such Guarantor pursuant to the applicable provisions of the Indenture, and thereafter “Guarantor” shall mean such successor Person(s).

“H&P Drilling Co.” means the Person named as the “H&P Drilling Co.” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “H&P Drilling Co.” shall mean such successor Person.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more supplemental indentures entered into pursuant to the applicable provisions of this instrument, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.  The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 2.02.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Payment Date” has the meaning assigned to such term in the applicable Securities.

“Issue Date” means, with respect to any series of Securities, the first date on which such Securities are originally issued under this Indenture.

“Issuer Order” means a written request or order signed in the name of the Company by (i) any single Officer of the Company, or (ii) any Person designated in an Issuer Order of the Company previously delivered to the Trustee for Securities of any series by any Officer of the Company and delivered to the Trustee for Securities of any series.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise.

“mortgage” means a mortgage, pledge, security interest or lien.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice Chairman of the Board of Directors, any Vice President (including any Vice President, whether or not designated by a number or a word or words added before or after the title “Vice President”), the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

“Officers’ Certificate” means a certificate signed by two Officers of a Person, one of who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Person and that complies with Section 14.04 and Section 14.05 of this Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and that complies with Section 14.04 and Section 14.05 of this Indenture.  Such counsel may be an employee of or counsel to the Company, the Guarantor or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“PIK Securities” means any series of Securities where interest is payable, at the election of the Company or a Holder of such Security, in additional Securities.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security.

“Redemption Price” means the price at which the Securities may be redeemed, as set forth in the form or terms of such Securities and this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned by the Trustee to administer corporate trust matters or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any property from such Person, whereby such property had been sold or transferred by the Company or any Subsidiary to such Person.

“SEC” means the Securities and Exchange Commission.

“Securities” means debentures, notes or other evidences of indebtedness issued from time to time, in one or more series under this Indenture (including any Additional Securities), duly authenticated by the Trustee pursuant to the provisions of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Custodian” means the Trustee, as custodian on behalf of the Depositary with respect to the Securities in global form, or any successor entity thereto.

“Stated Maturity” means, with respect to any Security, the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

“Subsidiary” means (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries or a combination thereof and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) the Company or any of the Subsidiaries is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the Issue Date, except as provided in Section 8.03.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“U.S. GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“U.S. Government Obligations” means nonredeemable direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

Section 1.02         Other Definitions.

Term	Defined in Section
“Authorized Agent”	Section 14.10
“Covenant Defeasance”	Section 7.03
“Event of Default”	Section 5.01
“Guaranteed Securities”	Section 9.04(a)
“Guarantees”	Section 9.04(a)
“Indenture Obligations”	Section 9.04(a)
“Notice of Default”	Section 5.01(iii)
“Paying Agent”	Section 2.04
“protected purchaser”	Section 2.08
“Registrar”	Section 2.04

Section 1.03         Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any Guarantor (if applicable).

All other TIA terms used in this Indenture, and not otherwise defined herein, that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them therein.  All references in this Indenture to “Sections” or “Articles” are to Sections or Articles, as applicable, of this Indenture, unless otherwise expressly indicated.

Section 1.04         Rules of Construction.  Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) words implying any gender shall apply to all genders; (6) the term “merger” includes an amalgamation, a statutory compulsory share exchange or a conversion of a corporation into a limited liability company, a partnership or other entity and vice versa; and (7) provisions apply to successive events and transactions.

ARTICLE II.
THE SECURITIES

Section 2.01         Form and Dating.

(a)           General.  The Securities and the Trustee’s certificate of authentication shall be substantially in form or forms as shall be established by or pursuant to one or more resolutions of the Board of Directors of the Company, provided for in an Officers’ Certificate or Issuer Order or in one or more indentures supplemental to this Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such notations, legends or endorsements required by law, securities exchange rule, the Depositary, any Agent, authenticating agent, conversion agent or any other agent with respect to the Securities of the series, the Company’s certificate of incorporation, bylaws, agreements to which the Company is subject, if any, or usage, as may be determined by the Officers executing such Securities, as evidenced by their execution thereof.  If the form of Securities of any series is established by action taken pursuant to a resolution of the Board of Directors of the Company, a copy of an appropriate record of such action shall be certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company and delivered to the Trustee at or prior to the authentication and delivery of such Securities.

(b)           Global Securities.  Securities issued in global form shall include the Global Security Legend contained in Section 2.07(f).  Securities issued in definitive form shall not include the Global Security Legend contained in Section 2.07(f).  Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, transfers of interests and redemptions.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07.

(c)           Definitive Securities.  Notwithstanding any other provision of this Article Two, any issuance of Definitive Securities shall be at the Company’s discretion, except in the specific circumstances set forth in Section 2.07(a).

Section 2.02         Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more series.  Prior to the issuance of Securities of any series, there shall be established in or pursuant to one or more resolutions of the Board of Directors of the Company, provided for in an Officers’ Certificate or Issuer Order or established in one or more indentures supplemental hereto:

(a)           the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(b)           any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series and except for any Securities which are deemed never to have been authenticated and delivered hereunder);

(c)           the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security is registered at the close of business on the record date for such interest;

(d)           the date or dates, or the method or methods (and related procedures) by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Securities of the series is payable;

(e)           whether the series of Securities will be issued in combination with other securities registered under the registration statement relating to the series of Securities;

(f)            whether the Securities of the series will be subject to optional redemption or purchase at the option of the holders thereof or the Company or required to be redeemed or purchased upon the occurrence of certain events, including without limitation a change of control, and the terms of any such redemption or purchase;

(g)           the rate or rates at which the Securities of the series shall bear interest, if any, or the Floating or Adjustable Rate Provision pursuant to which such rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the record date for any interest payable on any Interest Payment Date;

(h)           whether the Securities of the series are to be secured and the extent of such security, if applicable;

(i)            the place or places where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable;

(j)            if applicable, the period or periods within which, the price or prices at which (including premium, if any) and the terms and conditions upon which Securities of the series shall be redeemed, in whole or in part, at the option of the Company pursuant to a sinking fund or otherwise;

(k)           the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(l)            if applicable, the terms of any right to convert or exchange Securities of the series into any securities or property of the Company or other issuers;

(m)          if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof (or the equivalent thereof in one or more Foreign Currencies, currency units or composite currencies), the denominations in which Securities of the series shall be issuable;

(n)           if the amount of payments of principal of (or premium, if any) or interest, if any, on any Securities of the series may be determined with reference to one or more indices or pursuant to a formula, the manner in which such amounts shall be determined;

(o)           if other than currency of the United States of America, one or more Foreign Currencies, currency units or composite currencies in which the Securities of the series are to be denominated;

(p)           if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable;

(q)           the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or provable under any applicable federal or state bankruptcy or similar law pursuant to Section 5.03;

(r)            the Depositary or Depositaries for the Global Security or Global Securities and any circumstance other than those set forth in Section 2.07 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered or, if the Securities of the series are not to be issued in the form of one or more Global Securities, the terms of any Securities to be issued in the form of Definitive Securities;

(s)            whether the Securities are to be issued as Discount at Issue Securities;

(t)            whether the interest, if any, on the Securities is to be payable, at the election of the Company or a holder thereof, in cash or in PIK Securities and the period or periods within which, and the terms and conditions upon which, such election may be made;

(u)           any other event or events of default applicable with respect to the Securities of the series in addition or change to those provided in Section 5.01;

(v)           any other covenant or warranty included for the benefit of Securities of the series in addition to (and not inconsistent with) those included in this Indenture for the benefit of Securities of all series, or any other covenant or warranty included for the benefit of Securities of the series in lieu of any covenant or warranty included in this Indenture for the benefit of Securities of all series, or any provision that any covenant or warranty included in this Indenture for the benefit of Securities of all series shall not be for the benefit of Securities of the series, or any combination of such covenants, warranties or provisions;

(w)          any restriction, condition or other provision on the transfer or exchange of the Securities of the series;

(x)           any Agent, authenticating agent, conversion agent or any other agents with respect to the Securities of the series;

(y)           whether the Securities of the series shall have the benefits of any Guarantee and, if so, whether such Guarantee will be by one or more of H&P Drilling Co. and/or any other Guarantor jointly and severally; and

(z)           any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as provided in Section 8.01(iv)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to one or more resolutions of the Board of Directors of the Company, any Officers’ Certificate or Issuer Order referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to one or more resolutions of the Board of Directors of the Company, an Officers’ Certificate or Issuer Order, a copy of such action shall be delivered to the Trustee.

Section 2.03         Execution and Authentication.  One Officer of the Company shall sign the Securities on behalf of the Company by manual or facsimile signature.  The Company’s seal may be (but shall not be required to be) impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

If an Officer of the Company whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and deliver Securities of any series executed by the Company and delivered to the Trustee for authentication along with an Issuer Order.  Such Issuer Order shall specify the amount of the Securities to be authenticated and the date on which the issue of Securities is to be authenticated and either detail or attach the information from Section 2.02.  The Company may issue Additional Securities under this Indenture.  The Trustee shall thereupon authenticate and deliver such Securities without any further action by the Company.  In authenticating such Securities, the Trustee shall receive, and shall be entitled to conclusively rely upon, an Officers’ Certificate and an Opinion of Counsel, which Opinion of Counsel shall be substantially to the effect that:

(a)           if the form of such Securities has been established by or pursuant to one or more resolutions of the Board of Directors of the Company, provided for in an Officers’ Certificate or Issuer Order or in one or more indentures supplemental to this Indenture, that such form has been established in conformity with the provisions of this Indenture; and

(b)           such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The aggregate principal amount of Securities outstanding at any time for any series of Securities may not exceed the aggregate principal amount of Securities authorized for issuance by the Company pursuant to the Issuer Order for that series, except for the issuance of additional Securities with respect to PIK Securities and as provided in Section 2.09.  Subject to the foregoing, the aggregate principal amount of Securities that may be issued under this Indenture shall not be limited.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company, the Guarantor or any of their respective Affiliates.

Section 2.04         Registrar and Paying Agent.  The Company shall maintain in the State of New York an office or agency where Securities may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  The Company may change any Paying Agent or Registrar without notice to any Holder.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities at its corporate trust office.  The place of payment with respect to the Securities, in addition to the Corporate Trust Office of the Trustee, shall be The City of New York, and the Company hereby appoints the Trustee as its Paying Agent in The City of New York, at its corporate trust office in such city, 150 East 42nd Street, 40th Floor, New York, New York 10017, the intention of the Company being that the Securities shall at all times be payable in The City of New York.

The immunities, protections and exculpations available to the Trustee under this Indenture shall also be available to each Agent, authenticating agent, and the Company’s obligations under Section 6.07 to compensate and indemnify the Trustee shall extend likewise to each Agent and authenticating agent.

Section 2.05         Paying Agent to Hold Money in Trust.  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest, if any, on the Securities, whether such money shall have been paid to it by the Company or any Guarantor, and will notify the Trustee in writing of any default by the Company or any Guarantor in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company) shall have no further liability for the money.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.06         Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee at least seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.07         Transfer and Exchange.

(a)           Transfer and Exchange of Global Securities.  A Global Security may not be transferred as a whole except (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or (C) to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Global Securities also may be exchanged or replaced, in whole, as provided in Section 2.08.  Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:

(i)            the Company delivers to the Trustee and the Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days;

(ii)           there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee of its decision to exchange the Global Securities for Definitive Securities; or

(iii)          any such owner requests (through a Participant or an Indirect Participant) an exchange of its beneficial interest in a Global Security for a Definitive Security, and the Depositary gives the Trustee and the Registrar, in accordance with the Applicable Procedures, at least 20 days’ prior notice of the request.

Upon the occurrence of any of the events in clause (i), (ii) or (iii) above, Definitive Securities shall be issued in such names and authorized denominations as the Depositary shall instruct the Trustee and the Registrar in accordance with the Applicable Procedures.  Neither the Company, the Guarantor, if any, nor the Trustee or the Registrar will be liable for any delay by the Depositary in identifying the owners of beneficial interests in a Global Security, and each of the Company, the Guarantor, the Trustee and the Registrar may conclusively rely on, and will be protected in relying on, instructions from the Depository for all purposes of this Indenture.

(b)           Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following provisions of this Section 2.07, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Global Security.  No written orders or instructions shall be required to be delivered to the Registrar to effect such transfers.

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to (i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)          (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)          (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in Section 2.07(b)(ii)(B)(i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture, or the Securities or otherwise applicable under the Securities Act, the principal amount of each relevant Global Security shall be adjusted pursuant to Section 2.07(g).

(c)           If any holder of a beneficial interest in Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii)(B), the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.07(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

(d)           A Holder of a Definitive Security may exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time, in each case in accordance with the Applicable Procedures.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Security and the Registrar shall increase or cause to be increased the aggregate principal amount of one of the Global Securities.

(e)           A Holder of Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of a Definitive Security.  Upon receipt by the Registrar of a request by a Holder of Definitive Securities to register a transfer or exchange of Definitive Securities and the presentation or surrender to the Registrar of such Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney duly authorized in writing, the Registrar shall register the Definitive Security pursuant to the instructions from the Holder thereof.

(f)            Global Security Legend.  A substantially similar form of the following legend shall appear on the face of all Global Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO

SECTION 2.07(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(g)           Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Securities Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Securities Custodian at the direction of the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 8.05 and Section 10.07).

(iii)          All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(iv)          None of the Company, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption under Section 10.04 and ending at the close of business on such day or (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(v)           Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantor, if any, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving any payment on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Guarantor, if any, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(vi)          The Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Issuer Order and in accordance with the other provisions of Section 2.03 to the extent applicable.

(vii)         All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii)        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Security and Definitive Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to conform with the express requirements hereof.

(ix)          Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(x)           In connection with any proposed exchange of a Definitive Security for a Global Security, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986.  The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.08         Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken and the Company and the Trustee receive evidence to their satisfaction of the loss, destruction or wrongful taking, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if the requirements of Section 8-405 of the New York Uniform Commercial Code are met, such that the Holder (a) notifies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee.  Such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced.  The Company and the Trustee may charge a Holder for their expenses in replacing a Security, including any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith.  If, after the delivery of such replacement Security, a protected purchaser of the original Security in lieu of which such replacement Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such replacement Security from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee or the Company in connection therewith.  Every replacement Security is a contractual obligation of the Company.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

Section 2.09         Outstanding Securities.  The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.09 as not outstanding; provided, however, that in determining whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Securities held for the account of the Company or any of its Affiliates shall be disregarded and deemed not to be outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Furthermore, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds such Security.

The principal amount of a Discount at Issue Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.02.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 3.01, it ceases to be outstanding and interest on it, if any, ceases to accrue.

Section 2.10         Temporary Securities.  Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of Definitive Securities, but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities.  Until so exchanged, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

Section 2.11         Cancellation.  The Company or a Guarantor, if any, at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation.  All canceled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s retention policy then in effect.  On written request of the Company at the time of such surrender, the Trustee shall deliver to the Company evidence of cancellation for such canceled Securities held by the Trustee.  The Company may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12         Defaulted Interest.  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities and in the manner provided in Section 3.01.  The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date.  At least 15 days before any special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.  The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof.

Section 2.13         Persons Deemed Owners.  The Company, any Guarantor, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of or premium, if any, or interest, if any, on such Security and for all other purposes.  None of the Company, any Guarantor, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

Section 2.14         CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP,” “ISIN,” “Common Code” or similar numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in any such number.

ARTICLE III.
COVENANTS

Section 3.01         Payment of Securities.  The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities on the dates and in the manner provided in the Securities and this Indenture.  Principal, premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds by 11:00 a.m., Eastern time, on that date money deposited by or on behalf of the Company designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

Further, to the extent lawful, the Company shall pay interest on overdue principal, premium, if any, and interest (without regard to any applicable grace period), if any, from time to time on demand at the rate then in effect on the Securities.

Section 3.02         Maintenance of Office or Agency.  So long as any of the Securities shall remain outstanding, the Company will, in accordance with Section 2.04, maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, or the Registrar) in the State of New York where the Securities may be surrendered for exchange or registration of transfer as provided in this Indenture, where notices and demands to or upon the Company in respect to the Securities may be served, and where the Securities may be presented or surrendered for payment.  The Company may also from time to time designate one or more other offices or agencies in the continental United States of America where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation under Section 2.04 to maintain an office or agency in The City of New York where any Securities may be presented or surrendered for payment.  The Company will give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof.  In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the designated Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands.

Section 3.03         SEC Reports; Financial Statements.  The Company covenants to furnish to the Trustee, within 15 days after the Company files the same with the SEC, copies of the annual reports and of the information, documents and other reports that the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314(a) of the Trust Indenture Act; provided, however, that the Company will be deemed to have furnished such reports to the Trustee if they have filed such reports with the SEC using the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) filing system and such reports are publicly available.  Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s, H&P Drilling Co.’s or any other Person’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).  The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s, H&P Drilling Co.’s or any other person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been posted on any website or other online data system or filed with the SEC through EDGAR (or other applicable system).

Section 3.04         Compliance Certificate.  The Company and any Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a statement signed by two Officers of the Company (one of whom shall be the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of the Company) and two Officers of any Guarantor (one of whom shall be the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of such Guarantor), which statement need not constitute an Officers’ Certificate, complying with TIA Section 314(a)(4) and stating that in the course of performance by the signing Officers of the Company and Officers of such Guarantor of their duties as such Officers, they would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Company and such Guarantor, respectively, of their obligations under this Indenture, and further stating, as to each such Officer signing such statement, that to his knowledge, no Default or Event of Default has occurred (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company or such Guarantor, as the case may be, are taking or proposes to take with respect thereto).  Such certificate need not comply with Section 14.05.

Section 3.05         Corporate Existence.  Subject to Article Four, each of the Company and H&P Drilling Co. will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, under the laws of its jurisdiction of incorporation or formation.

Section 3.06         Waiver of Stay, Extension or Usury Laws.  Each of the Company and any Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or premium, if any, or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and any Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 3.07         Limitation on Liens.

(a)           So long as any Securities are outstanding, the Company will not, nor will it permit any Subsidiary to, issue, assume or guarantee any Debt, if such Debt is secured by a mortgage upon any properties of the Company or any Subsidiary or upon any securities or Debt of any Subsidiary (whether such properties, securities or Debt is now owned or hereafter acquired) without in any such case effectively providing that the Securities shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to:

(i)            mortgages on any property acquired (and related contracts, intangibles and other assets incidental thereto or arising therefrom (including improvements and accessions thereto and replacements or proceeds thereof)), constructed, developed, operated, altered, repaired or improved by the Company or any Subsidiary (or mortgages on the securities of a special purpose Subsidiary which holds no material assets other than the property being acquired, constructed, developed, operated, altered, repaired or improved) after the date of this Indenture which are created within 360 days after such acquisition (or in the case of property constructed, developed, operated, altered, repaired or improved, after the completion and commencement of commercial operation of such property, whichever is later), to secure or provide for the payment of the purchase price or cost thereof (including to secure indebtedness to finance all or any part of such purchase price or cost); provided that in the case of such construction, development, operation, alteration, repair or improvement the mortgages shall not apply to any property owned by the Company or any Subsidiary before such construction, development, operation, alteration, repair or improvement other than (1) unimproved real property on which the property so constructed, or the development, operation, alteration, repair or improvement, is located or (2) personal property which is so improved (and related contracts, intangibles and other assets incidental thereto or arising therefrom (including improvements and accessions thereto and replacements or proceeds thereof));

(ii)           (1) with respect to any series of Securities, mortgages existing on the Issue Date for such Securities, (2) existing mortgages on property acquired (including mortgages on any property acquired from a Person which is consolidated with or merged with or into the Company or a Subsidiary) or (3) mortgages outstanding at the time any corporation, partnership or other entity becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary; provided that in the case of (3) such mortgages shall only apply to property owned by such corporation, partnership or other entity at the time it becomes a Subsidiary or that is acquired thereafter;

(iii)          mortgages in favor of the Company or any Subsidiary;

(iv)          mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing, developing, operating, altering, repairing or improving the property subject to such mortgages (and related contracts, intangibles and other assets incidental thereto or arising therefrom (including improvements and accessions thereto and replacements or proceeds thereof)), including mortgages to secure Debt of the pollution control or industrial revenue bond type;

(v)           mortgages consisting of pledges or deposits by the Company or any Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Subsidiary is a party, or deposits to secure public or statutory obligations or regulatory obligations of the Company or any Subsidiary or deposits of cash or United States of America government bonds to secure surety or appeal bonds to which it is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(vi)          mortgages imposed by law, including materialmen’s, carriers’, warehousemen’s, repairman’s, builders’, workmen’s, landlords’ and mechanics’ liens, in each case for sums not overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by U.S. GAAP shall have been made in respect thereof;

(vii)         mortgages for taxes, assessments or other governmental charges that are (1) not yet delinquent or (2) which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to U.S. GAAP have been made in respect thereof;

(viii)        mortgages in favor of issuers of surety or performance and return of money bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of the Company or any Subsidiary in the ordinary course of its business;

(ix)          mortgages consisting of encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines, roads, pipe lines, water mains and other similar purposes, or mortgages consisting of zoning or other restrictions as to the use of real properties or mortgages incidental to the conduct of the business of the Company or a Subsidiary or to the ownership of its properties which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or a Subsidiary;

(x)           mortgages arising by virtue of any statutory or common law provisions or included in any customary deposit account agreements or related or similar documentation relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution;

(xi)          any mortgage over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

(xii)         any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (i) through (ix), inclusive; provided that (1) such extension, renewal, refinancing or replacement mortgage shall not extend beyond the property or assets that secured or were of the type that secured the mortgage extended, renewed, refinanced or replaced, plus improvements, accessions to and replacements or proceeds thereof on such property or assets and (2) the Debt secured by such mortgage is not greater in principal amount than the Debt secured by the mortgage extended, renewed, refinanced or replaced plus the amount of fees and expenses and any prepayment premiums or breakage costs incurred in connection therewith;

(xiii)        mortgages in favor of a seller on any segregated cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any executed letter of intent or purchase agreement for a purchase of property or assets not prohibited by this Indenture; or

(xiv)        any mortgage on the funds and accounts securing any Debt of the Company or any Subsidiary pursuant to customary escrow arrangements pending the release thereof, or pursuant to customary discharge, redemption or defeasance provisions.

(b)           In addition to the foregoing exceptions to the limitations set forth in subsection (a), the Company and any Subsidiary may, without securing the Securities, issue, assume or guarantee Debt secured by a mortgage that, taken together with certain Attributable Debt described in the following sentence, does not in the aggregate exceed 15.0% of Consolidated Net Tangible Assets determined at the time of incurrence.  The Attributable Debt to be aggregated for purposes of this exception is all Attributable Debt in respect of Sale and Lease-Back Transactions of the Company and its Subsidiaries under the exception in clause (e)(2) of Section 3.08 existing at such time.

Section 3.08         Limitations on Sale and Lease-Back Transactions.  So long as any Securities are outstanding, the Company will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any Sale and Lease-Back Transaction:

(a)           entered into within 360 days of the later of the acquisition, construction, development, operation, alteration, repair, improvement or placing into service of the property subject thereto by the Company or such Subsidiary;

(b)           involving a lease of less than five years;

(c)           entered into in connection with an industrial revenue bond or pollution control financing;

(d)           between or among the Company and/or one or more Subsidiaries;

(e)           as to which the Company or such Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Securities (1) under clauses (i) through (xii) of Section 3.07(a) or (2) under Section 3.07(b); or

(f)            as to which the Company will apply an amount equal to the net proceeds from the sale of the property so leased to (1) the retirement (other than any mandatory retirement), within 360 days of the effective date of any such Sale and Lease-Back Transaction, of Securities or of Funded Debt of the Company or a Subsidiary or (2) the acquisition, construction, development, operation, alteration, repair or improvement of other property, provided that such property is owned by the Company or a Subsidiary free and clear of all mortgages.

ARTICLE IV.
CONSOLIDATION, MERGER AND SALE

Section 4.01         Limitation on Mergers and Consolidations.

(a)           Neither the Company nor H&P Drilling Co. shall consolidate or amalgamate with or merge with or into any other Person, the Company shall not sell, convey, transfer or lease all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole, to any Person and H&P Drilling Co. shall not sell, convey, transfer or lease all or substantially all of H&P Drilling Co.’s and its Subsidiaries’ assets, taken as a whole, to any Person, unless:

(i)            the Person formed by such consolidation or amalgamation or into which the Company or H&P Drilling Co. is merged, if other than the Company or H&P Drilling Co., as the case may be, or the Person who acquires the assets, shall be organized under the laws of the United States of America, any State thereof or the District of Columbia, and in either case (other than a consolidation, amalgamation or merger between the Company and H&P Drilling Co. where the Company is the surviving entity) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company or H&P Drilling Co. to be performed;

(ii)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)          the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article Four and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)           Notwithstanding the foregoing, this Section 4.01 will not apply to a sale, conveyance, transfer or lease of assets solely between or among the Company and its Subsidiaries (including H&P Drilling Co.), including by way of merger consolidation, or amalgamation.

Section 4.02         Successors Substituted.  Upon any consolidation or amalgamation of the Company or H&P Drilling Co. with, or merger of the Company or H&P Drilling Co. with or into, any other Person, or any conveyance, transfer or lease of the assets of all or substantially all of the Company and its Subsidiaries, taken as a whole, in accordance with Section 4.01, the successor Person formed by such consolidation or amalgamation or into which the Company or H&P Drilling Co. is merged with or into or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or H&P Drilling Co., as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or H&P Drilling Co., as the case may be, herein, and thereafter, except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE V.
DEFAULTS AND REMEDIES

Section 5.01         Events of Default.  For any series of Securities, “Event of Default” means any one of the following events with respect to that series (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            default in the payment of the principal of or premium, if any, on any Security of that series at its Maturity, and continuance of such default;

(ii)           default in the payment of interest, if any, upon any Security of that series when they become due and payable, and continuance of such default for a period of 30 days;

(iii)          default in the observance or performance, or breach, of any covenant of the Company or H&P Drilling Co. in any Security of that series or this Indenture, as applicable, (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the applicable series of outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(iv)          the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company or any Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Guarantor under any applicable Bankruptcy Law, or appointing a custodian, receiver, receiver and manager, interim receiver, administrator, monitor, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor or of any substantial part of the property of the Company or any Guarantor, or ordering the winding up or liquidation of the affairs of the Company or any Guarantor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(v)           the commencement by the Company or any Guarantor of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either of them to the entry of a decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, receiver and manager, interim receiver, administrator, monitor, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Guarantor or of any substantial part of the property of the Company or any Guarantor, or the making by either of them of an assignment for the benefit of creditors, or the admission by either of them in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Guarantor in furtherance of any such action; or

(vi)          the Guarantees applicable to that series, if any, cease to be in full force and effect or become unenforceable or invalid or are declared null and void (other than in accordance with the terms of such Guarantees and as permitted by the Indenture) or any Guarantor denies or disaffirms its obligations under such Guarantees (other than in accordance with the terms of such Guarantees and as permitted by the Indenture).

The Trustee shall not be deemed to know of a Default or Event of Default unless a Responsible Officer at the Corporate Trust Office of the Trustee has actual knowledge of such Default or Event of Default or the Trustee receives written notice from the Company or any other obligor of such Securities at the Corporate Trust Office of the Trustee of such Default or Event of Default with specific reference to such Default, the Securities and this Indenture.

When a Default is cured, or when an Event of Default is deemed cured pursuant to Section 5.04, such Default, or Event of Default, as the case may be, ceases.

Section 5.02         Acceleration.  If an Event of Default with respect to a series of Securities (other than an Event of Default specified in Section 5.01(iv) or Section 5.01(v)) occurs and is continuing, the Trustee by notice to the Company and any Guarantor, or by the Holders of at least 25% in aggregate principal amount of the applicable series of then outstanding Securities by written notice to the Company, any Guarantor and the Trustee, may declare the principal of (or, if any of the Securities of that series are Discount at Issue Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof), premium, if any, and accrued and unpaid interest, if any, on all then outstanding such Securities to be due and payable immediately.  Upon any such declaration the amounts due and payable on the applicable Securities shall be due and payable immediately.  If an Event of Default specified in Section 5.01(iv) or Section 5.01(v) occurs, the principal of, premium, if any, and interest, if any, on all

Securities of that series then outstanding shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

At any time after such an acceleration has occurred and before a judgment for payment of the money due has been obtained by the Trustee as provided hereinafter in this Article Five, the Holders of a majority in aggregate principal amount of the applicable series of outstanding Securities, by written notice to the Company, any Guarantor and the Trustee, may rescind and annul such acceleration and its consequences in relation to the applicable series if:

(a)           the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(i)            the principal of and premium, if any, on the applicable series of Securities which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such Securities or in this Indenture,

(ii)           all overdue interest, if any, on the applicable series of Securities,

(iii)          to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate or rates prescribed therefor in such Securities or in this Indenture, and

(iv)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)           all Events of Default with respect to that series, other than the non-payment of the principal of the applicable series of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

If the Maturity of Securities is accelerated pursuant to this Section 5.02, 100% of the principal amount thereof and premium, if any, shall become due and payable plus accrued and unpaid interest in respect thereof, if any, to the date of payment.

Section 5.03         Other Remedies.  If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest, if any, on the applicable series of Securities or to enforce the performance of any provision of such Securities, the related Guarantees, if any, or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities in the applicable series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 5.04         Waiver of Existing Defaults.  Subject to Section 5.07 and Section 8.02, the Holders of a majority in aggregate principal amount of the applicable series of Securities then outstanding may waive an existing Default or Event of Default and its consequences as it relates to that series of Securities by notice to the Trustee (including waivers obtained in connection with a tender offer for such series of Securities or a solicitation of consents in respect of such series of Securities), except (1) a continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest, if any, on the applicable series of Securities or (2) a continuing Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Holder of the series of Securities affected.  Upon any such waiver, such Default shall cease to exist with respect to the applicable series of Securities, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture with respect to that series of Securities; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.  For the avoidance of doubt, Holders of each separate series of Securities will vote separately with respect to all matters related to such series.

Section 5.05         Control by Majority.  The Holders of a majority in aggregate principal amount of the applicable series of Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder with respect to such series of Securities.  The Trustee, however, may refuse to follow any direction that conflicts with applicable law, this Indenture or the applicable supplemental indenture that the Trustee determines on the advice of counsel may be unduly prejudicial to the rights of other Holders of such series of Securities, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to receive indemnification from such Holders satisfactory to it against all losses and expenses caused by taking or not taking such action subject to the Trustee’s duty to act with the required standard of care during a default.  For the avoidance of doubt, Holders of each separate series of Securities will vote separately with respect to all matters related to such series.

Section 5.06         Limitations on Suits.  Subject to Section 5.07, a Holder may pursue a remedy with respect to this Indenture (including the Guarantees, if any) or the Securities only if:

(i)            such Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)           the Holders of at least 25% in aggregate principal amount of the applicable series of Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii)          such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv)          the Trustee does not comply with the request within 60 days after receipt of the request and the offering of indemnity;

(v)           during such 60-day period the Holders of a majority in aggregate principal amount of the applicable series of Securities then outstanding do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such action or forbearances are unduly prejudicial to such Holders).

Section 5.07         Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Security expressly set forth in this Indenture or the Securities to receive payment of principal of and premium, if any, and interest, if any, on the Security, on or after any respective due dates expressed in the Security, or to bring suit against the Company or any Guarantor for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

Section 5.08         Collection Suit by Trustee.  If an Event of Default specified in Section 5.01(i) or Section 5.01(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company and any Guarantor for (i) the amount of principal of and premium, if any, and interest, if any, remaining unpaid on the applicable series of Securities and (ii) interest on overdue principal, if any, premium, if any, and, to the extent lawful, interest on overdue interest, if any, and such further amount as shall be sufficient to cover the reasonable and documented costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, all of which as it relates to such Securities.

Section 5.09         Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company and any Guarantor or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10         Priorities.  If the Trustee collects any money pursuant to this Article Five, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 6.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by it and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the applicable series of Securities for principal, premium, if any, and interest, if any, ratably and without preference or priority of any kind amongst Holders of the same series of Securities, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, if any, respectively; and

Third: to the Company and any Guarantor.

The Trustee, upon prior written notice to the Company and any Guarantor, may fix a record date and payment date for any payment to Holders pursuant to this Article Five.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 5.11         Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the applicable series of Securities then outstanding.

ARTICLE VI.
TRUSTEE

Section 6.01         Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not, on their face, they appear to conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of Section 6.01(b) above;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.  All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

(g)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.02         Rights of Trustee.

(a)           The Trustee may rely conclusively on any resolution, certificate, statement, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such paper or document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as the case may be.

(f)            The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(g)           In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of a series of Securities, each representing less than a majority in aggregate principal amount of the outstanding Securities of such series, pursuant to the provisions of this Indenture, the Trustee may determine what action, if any, shall be taken.

(h)           The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend and be enforceable by the Trustee in each of its capacities hereunder and shall extend to the Trustee’s officers, directors, agents, attorneys and employees.  Such immunities and protections and right to indemnity, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payment of the Securities.

(i)            The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(j)            Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any preliminary prospectus, final prospectus, preliminary offering memorandum, offering memorandum or other disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with any U.S.  Federal or State securities or employee benefit plan laws in connection with the Securities.

(k)           The Trustee may request that the Company or any Guarantor, as the case may be, deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Officer, including any person specified as so authorized herein and not superseded.

Section 6.03         Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor or any of their Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Section 6.10 and Section 6.11.

Section 6.04         Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or the Guarantees, if any, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

Section 6.05         Notice of Defaults.  If a Default or Event of Default occurs and is continuing and it is known to a Responsible Officer of the Trustee (as provided in Section 5.01), the Trustee shall mail to Holders of any applicable series of Securities a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of or premium, if any, or interest, if any, on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of such series of Securities.

Section 6.06         Reports by Trustee to Holders.  By May 15th of each year following the date of issuance of any Securities, the Trustee shall mail to Holders a brief report dated as of May 15 of such year that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted.  The Trustee also shall comply with TIA Section 313(b).  The Trustee shall also transmit by mail all reports as required by TIA Sections 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed.  The Company shall notify the Trustee if and when the Securities are listed on any securities exchange.

Section 6.07         Compensation and Indemnity.  The Company and any Guarantor jointly and severally agree to pay to the Trustee from time to time such compensation as agreed to by the Company, any Guarantor and the Trustee, for its acceptance of this Indenture and its services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company and any Guarantor jointly and severally agree to reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred by it.  Such expenses shall include the documented compensation, disbursements and expenses of the Trustee’s agents, counsel or other experts.

The Company and any Guarantor jointly and severally agree to indemnify, defend and protect the Trustee or any predecessor Trustee and their agents, employees, officers and directors for and to hold them harmless against any and all loss, liability, damage, claim, costs or expense (including reasonable and documented fees and expenses of counsel, court costs and taxes, other than taxes based upon, measured by or determined by the income of the Trustee, in whole or in part) suffered or incurred by it arising out of or in connection with the acceptance or administration of this Indenture or the trust thereunder or the performance of its duties thereunder, including the reasonable and documented costs and expenses of enforcing this Indenture against the Company and of defending itself against any third party claim (whether asserted by any Holder or any other Person), except as set forth in the next paragraph.  The Trustee shall notify the Company and any Guarantor promptly of any claim for which it may seek indemnity; however, failure to give such notice shall not relieve the Company or any Guarantor of their obligations.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel, and the Company and any Guarantor shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

Notwithstanding anything herein to the contrary, neither the Company nor any Guarantor shall be obligated to reimburse any fee or expense or indemnify against any loss, liability, damage, claim or expense incurred by the Trustee through gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.

To secure the payment obligations of the Company and any Guarantor in this Section 6.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and premium, if any, and interest, if any, on the Securities.  Such lien shall survive the satisfaction and discharge of this Indenture.

The Company’s and any Guarantor’s payment obligations pursuant to this Section 6.07 shall survive the discharge of this Indenture and the resignation and removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default as specified in Section 5.01(iv) and (v) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 6.08         Replacement of Trustee.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.08.

The Trustee may resign and be discharged from the trust hereby created by so notifying the Company and any Guarantor.  The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee upon 30 days prior written notice by so notifying the Trustee and the Company.  The Company may remove the Trustee if:

(i)            the Trustee fails to comply with Section 6.10;

(ii)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)          a Custodian or public officer takes charge of the Trustee or its property; or

(iv)          the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company or any Guarantor shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and any Guarantor.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07.  Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the obligations of the Company and any Guarantor under Section 6.07 shall continue for the benefit of the retiring Trustee.

Section 6.09         Successor Trustee by Merger, etc.  Subject to Section 6.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 6.10         Eligibility; Disqualification.  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a Subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee that satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee is subject to and shall comply with the provisions of TIA Section 310(b) during the period of time required by this Indenture.  Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 6.11         Preferential Collection of Claims Against Company.  The Trustee is subject to and shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VII.
DISCHARGE OF INDENTURE, DEFEASANCE AND COVENANT DEFEASANCE

Section 7.01         Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the applicable series of Securities (except as provided in the last paragraph of this Section 7.01), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to such series of Securities, when:

(a)           either:

(i)            all outstanding Securities of the applicable series theretofore authenticated and issued (other than destroyed, lost or wrongfully taken Securities of the applicable series that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii)           all outstanding Securities of the applicable series not theretofore delivered to the Trustee for cancellation:

(1)           have become due and payable,

(2)           will become due and payable at their Stated Maturity within one year, or

(3)           will be called for redemption in accordance with their terms within one year,

and the Company has deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders of the applicable series of Securities in the case of clause (1)) in trust for such purpose an amount of cash or, in the case of clause (2) or clause (3), U.S. Government Obligations or a combination thereof which, together with earnings thereon, will be sufficient, without consideration of any reinvestment of interest, and in the case of deposits of U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants selected by the Company expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided that, with respect to any redemption pursuant to Section 10.08 that requires the payment of a premium based on the yield of a variable reference security, the redemption price deposited shall be sufficient for purposes of this provision to the extent that (y) the redemption price so deposited with the Trustee is calculated using an amount equal to an estimate of such premium computed using the yield of the variable reference security as of the third business day preceding the date of such deposit with the Trustee and (z) the Company irrevocably agrees to provide funds sufficient to cover any shortfall in amounts due upon such redemption (it being understood that any discharge shall be subject to the condition subsequent that such shortfall is in fact paid); provided that the Trustee shall have no liability whatsoever in the event that such shortfall is not in fact paid after any discharge of this Indenture and that any such shortfall shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such shortfall that confirms that such shortfall will be applied toward such redemption;

(b)           the Company has paid all other sums payable by it hereunder; and

(c)           the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, together with an Opinion of Counsel to the same effect.

However, the obligations of the Company in Section 2.04, Section 2.07, Section 2.08, Section 3.02 and this Section 7.01, the obligations of the Company and any Guarantor in Section 6.07, Section 6.08, and Section 7.07 and the obligations of the Trustee and the Paying Agent in Section 7.06 shall survive the satisfaction and discharge of this Indenture until the Securities of the applicable series are no longer outstanding.  Thereafter, only the obligations of the Company and any Guarantor in Section 6.07 and the obligations of the Trustee and the Paying Agent in Section 7.06 shall survive with respect to such series of Securities.  Upon a satisfaction and discharge of the Indenture with respect to an applicable series of Securities, the Guarantees applicable to such series, if any, will be deemed released automatically.

Section 7.02         Legal Defeasance.  The Company and any Guarantor may, subject as provided herein, terminate by legal defeasance all of their obligations with respect to any series of Securities if:

(a)           the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments dedicated solely to the benefit of the Holders of such series of Securities (A) cash in an amount, or (B) U.S. Government Obligations, or (C) a combination thereof, sufficient, without consideration of any reinvestment of interest, and in the case of deposits of U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants, appraiser or investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay, without consideration of the reinvestment of any such amounts, the principal of and premium, if any, and interest, if any, on all Securities of that series on each date that such principal, premium, if any, or interest, if any, is due and payable and to pay all other sums payable by it hereunder; provided that, with respect to any redemption pursuant to Section 10.08 that requires the payment of a premium based on the yield of a variable reference security, the redemption price deposited shall be sufficient for purposes of this provision to the extent that (i) the redemption price so deposited with the Trustee is calculated using an amount equal to an estimate of such premium computed using the yield of the variable reference security as of the third business day preceding the date of such deposit with the Trustee and (ii) the Company irrevocably agrees to provide funds sufficient to cover any shortfall in amounts due upon such redemption (it being understood that any defeasance shall be subject to the condition subsequent that such shortfall is in fact paid); provided that the Trustee shall have no liability whatsoever in the event that such shortfall is not in fact paid after any defeasance of this Indenture and that any such shortfall shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such shortfall that confirms that such shortfall will be applied toward such redemption; provided further that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest, if any, with respect to the Securities of that series as the same shall become due;

(b)           the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to such legal defeasance have been complied with, and an Opinion of Counsel to the same effect;

(c)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default from the borrowing of funds to be applied to such deposit (and similar concurrent deposits relating to other Debt) and the granting of mortgages in connection therewith) or, insofar as Section 5.01(iv) and Section 5.01(v) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period) with respect to such series of Securities;

(d)           the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee to the effect that, based on a ruling of the Internal Revenue Service or a change in U.S. Federal income tax law occurring after the date of this Indenture, the Holders of such series of Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Company’s exercise of its option under this Section 7.02 and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised;

(e)           such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound (other than agreements or instruments governing any other Debt being defeased, discharged or replaced); and

(f)            such deposit and legal defeasance shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b).

In such event, payment of the series of Securities may not be accelerated because of an Event of Default, Article Nine and the other provisions of this Indenture shall cease to be of further effect with respect to that series of Securities (except as provided in the next succeeding paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging such legal defeasance.  Upon a termination by legal defeasance of all of the Company’s obligations with respect to an applicable series of Securities, the Guarantees applicable to such series, if any, will be deemed released automatically.

However, the obligations of the Company in Section 2.04, Section 2.07, Section 2.08, Section 3.02 and this Section 7.02, the obligations of the Company and any Guarantor in Section 6.07, Section 6.08 and Section 7.07 and the obligations of the Trustee and the Paying Agent in Section 7.06 shall survive such legal defeasance until the Securities of the applicable series are no longer outstanding.  Thereafter, only the obligations of the Company and any Guarantor in Section 6.07 and the obligations of the Trustee and the Paying Agent in Section 7.06 shall survive with respect to such series of Securities.

The Company may exercise its option under this Section 7.02 notwithstanding its prior exercise of its Covenant Defeasance option under Section 7.03.

Section 7.03         Covenant Defeasance.  The Company and any Guarantor may, subject as provided herein and with respect to any series of Securities, be released from their respective obligations to comply with, and shall have no liability in respect of any term, condition or limitation with respect to such series of Securities, set forth in Section 3.07, Section 3.08, Section 4.01 and Article Nine or any other restrictive covenant included in the terms of any such series of Securities, and such omission to comply with any of Section 3.07, Section 3.08, Section 4.01 and Article Nine or such other restrictive covenants shall not constitute an Event of Default under Section 5.01 (“Covenant Defeasance”), with the remainder of this Indenture and such series of Securities unaffected thereby if:

(a)           the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments dedicated solely to the benefit of the Holders of such series of Securities (A) cash in an amount, or (B) U.S. Government Obligations, or (C) a combination thereof, sufficient, without consideration of any reinvestment of interest, and in the case of deposits of U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants, appraiser or investment banking firm selected by the Company expressed in a written certification thereof delivered to the Trustee, to pay, without consideration of the reinvestment of any such amounts, the principal of and premium, if any, and interest, if any, on all Securities of that series on each date that such principal, premium, if any, or interest, if any, is due and payable and to pay all other sums payable by it hereunder; provided that, with respect to any redemption pursuant to Section 10.08 that requires the payment of a premium based on the yield of a variable reference security, the redemption price deposited shall be sufficient for purposes of this provision to the extent that (i) the redemption price so deposited with the Trustee is calculated using an amount equal to an estimate of such premium computed using the yield of the variable reference security as of the third business day preceding the date of such deposit with the Trustee and (ii) the Company irrevocably agrees to provide funds sufficient to cover any shortfall in amounts due upon such redemption (it being understood that any discharge shall be subject to the condition subsequent that such shortfall is in fact paid); provided that the Trustee shall have no liability whatsoever in the event that such shortfall is not in fact paid after any discharge of this Indenture and that any such shortfall shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such shortfall that confirms that such shortfall will be applied toward such redemption; provided further that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest, if any, with respect to the Securities as the same shall become due;

(b)           the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to the Covenant Defeasance contemplated by this provision have been complied with, and an Opinion of Counsel to the same effect ;

(c)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default from the borrowing of funds to be applied to such deposit (and similar concurrent deposits relating to other Debt) and the granting of mortgages in connection therewith) or, insofar as Section 5.01(iv) and Section 5.01(v) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period) with respect to such series of Securities;

(d)           the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee to the effect that the Holders of such series of Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Company’s exercise of its option under this Section 7.03 and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised;

(e)           such Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound (other than agreements or instruments governing any other Debt being defeased, discharged or replaced); and

(f)            such Covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b).

Section 7.04         U.S. Government Obligations.  In order to have money available on a payment date under Section 7.01, Section 7.02 and Section 7.03 to pay principal of or premium, if any, or interest, if any, on the applicable series of Securities, the U.S. Government Obligations shall be payable as to principal or interest, if any, on or before such payment date in such amounts as will provide the necessary money.  U.S. Government Obligations shall not be callable at the issuer’s option.

Section 7.05         Application of Trust Money.  The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.01, Section 7.02 and Section 7.03.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest, if any, on Securities of the applicable series with respect to which the deposit was made.  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 7.01, Section 7.02 or Section 7.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

Section 7.06         Repayment to Company.  The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.  Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall automatically pay to the Company any money held by them for the payment of principal of, premium, if any, or interest, if any, that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Trustee shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York.  After payment to the Company, Holders entitled to the money must look to the Company for payment as unsecured general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

Section 7.07         Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 7.01, Section 7.02 or Section 7.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and any Guarantor under this Indenture as it relates to the applicable series of Securities and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01, Section 7.02 or Section 7.03, as the case may be, until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.01, Section 7.02 or Section 7.03; provided, however, that if the Company or any Guarantor has made any payment of principal of or interest, if any, on any Securities of the applicable series because of the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

ARTICLE VIII.
SUPPLEMENTAL INDENTURES

Section 8.01         Without Consent of Holders.  The Company, each Guarantor, if any, and the Trustee may amend or supplement this Indenture or any of the Securities or waive any provision hereof or thereof without the consent of any Holder:

(i)            to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

(ii)           to evidence the succession of another Person to the Company or any Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or any Guarantor pursuant to Section 4.01 or Section 4.02;

(iii)          to add to the covenants of the Company or any Guarantor such further covenants, restrictions, conditions or provisions as the Company or any Guarantor and the Trustee shall consider to be for the protection of the Holders of any or all series of Securities, to surrender any right or power herein conferred upon the Company or any Guarantor, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture, provided that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of each series of affected Securities to waive such an Event of Default;

(iv)          to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security outstanding;

(v)           to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(vi)          to establish the form or terms of Securities of any series as permitted by Article Two;

(vii)         to cure any ambiguity or omission or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, provided that no such action shall materially adversely affect the interests of the Holders of the Securities;

(viii)        to provide for uncertificated Securities in addition to or in place of certificated Securities, if any, provided that such uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code ;

(ix)          to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities of any series denominated in one or more Foreign Currencies, currency units or composite currencies;

(x)           to provide for the issuance of Additional Securities and related Guarantees, if any, in accordance with this Indenture;

(xi)          to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee pursuant to the requirements of Section 6.08 or provide additional roles to any Trustee such as any Agent, authenticating agent, conversion agent or any other agent role specific to a particular series of Securities;

(xii)         to effect or maintain, or otherwise comply with the requirements of the SEC in connection with, the qualification of this Indenture under the TIA;

(xiii)        to give effect to any provision of this Indenture; or

(xiv)        to make any other change that does not adversely affect the rights of any Holder.

Upon the request of the Company and each Guarantor, if any, authorizing the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver, and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company and each Guarantor, if any, in the execution of such supplemental indenture.  After an amendment, supplement or waiver under this Section 8.01 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver; provided that the Trustee shall deliver such notice to the Holders if the Company requests that the Trustee deliver such notice; provided that the Company shall deliver to the Trustee, at least 5 days prior to the requested delivery date (unless the Trustee consents to a shorter period), an Officers’ Certificate requesting that the Trustee give such notice in the Company’s name and at the Company’s expense and setting forth the information to be stated in such notice.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 8.02         With Consent of Holders.  Except as provided below in this Section 8.02, the Company, each Guarantor, if any, and the Trustee may amend or supplement this Indenture with the consent (including consents obtained in connection with a tender offer for the Securities or a series of Securities or a solicitation of consents in respect of the Securities or a series of Securities) of the Holders of at least a majority in aggregate principal amount of each series of Securities affected by such supplemental indenture then outstanding affected thereby, voting separately as a class.

The Holders of a majority in aggregate principal amount of the Securities of a series then outstanding may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture or the applicable Securities (including waivers obtained in connection with a tender offer for such Securities or a solicitation of consents in respect of such Securities).

Upon the request of the Company and each Guarantor, if any, authorizing the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company and each Guarantor, if any, in the execution of such supplemental indenture.  After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver; provided that the Trustee shall deliver such notice to the Holders if the Company requests that the Trustee deliver such notice; provided that the Company shall deliver to the Trustee, at least 5 days prior to the requested delivery date (unless the Trustee consents to a shorter period), an Officers’ Certificate requesting that the Trustee give such notice in the Company’s name and at the Company’s expense and setting forth the information to be stated in such notice.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Without the consent of each Holder of Securities affected, an amendment, supplement or waiver under this Section 8.02 may not:

(i)            change the final maturity of the principal of any of such Securities;

(ii)           reduce the principal amount of any of the Securities (including reducing the amount of the principal of a Discount at Issue Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02);

(iii)          reduce the rate or extend the time of payment of interest, including default interest or any change in the Floating or Adjustable Rate Provision pursuant to which such rate is determined that would reduce such rate for any period, if any, on any of such Securities;

(iv)          reduce any amount payable on redemption of any of the Securities or change the time at which such Securities may be redeemed (other than with respect to the minimum notice period required with respect to any redemption pursuant to Section 10.08);

(v)           change the currency in which the principal of or premium, if any, or interest, if any, on any of the Securities is payable;

(vi)          impair the right to institute suit for the enforcement of any payment of principal of or premium, if any, or interest, if any, on any such Security pursuant to Section 5.07, except as limited by Section 5.06;

(vii)         make any change in the percentage of principal amount of such Securities necessary to waive compliance with or to modify certain provisions of this Indenture pursuant to Section 5.04 or Section 5.07 or this clause of this Section 8.02;

(viii)        waive a continuing Default or Event of Default in the payment of principal of or premium, if any, or interest, including default interest, if any, on such Securities; or

(ix)          release a Guarantee other than in accordance with the terms of this Indenture applicable to such Securities.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of the Securities as of a record date fixed by the Company in accordance with Section 8.04 of this Indenture.

Section 8.03         Compliance with Trust Indenture Act.  Every amendment or supplement to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

Section 8.04         Revocation and Effect of Consents.  A consent to an amendment, a supplement or a waiver by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives written notice of revocation at any time prior to (but not after) the date the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder, and a consent thereto given in connection with a tender of a Holder’s Securities shall not be rendered invalid by such tender.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action with respect to the Securities under this Indenture.  If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date, and for this purpose the Securities then outstanding shall be computed as of such record date.  No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of the Securities required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of the series of Securities unless it is of the type described in any of Section 8.02(i) through Section 8.02(ix).  In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Security.

Section 8.05         Notation on or Exchange of Securities.  If a supplement changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.

Section 8.06         Trustee to Sign Amendments, etc.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article Eight if the supplemental indenture does not adversely affect the applicable rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing or refusing to sign such supplemental indenture, the Trustee shall receive, and subject to Section 6.01, shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officers’ Certificate, as conclusive evidence that all conditions precedent to such supplemental indenture have been complied with, that such supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and each Guarantor, if any, in accordance with its terms.

ARTICLE IX.
GUARANTEES OF SECURITIES

Section 9.01         Applicability of Article.

(a)           The provisions of this Article Nine shall be applicable to each Guarantor, if any, of a series of Securities except as otherwise specified as contemplated by Section 2.02 for such series of Securities.

(b)           H&P Drilling Co. shall guarantee the Securities as provided in this Article Nine.  If any Subsidiary of the Company, other than H&P Drilling Co., guarantees Debt of the Company under the Credit Agreement or any other credit facility entered into with commercial banks in excess of $25 million, then that Subsidiary will within 20 business days of such guarantee enter into a supplemental indenture under which it will become a Guarantor with respect to all outstanding Securities on the terms set forth in this Article Nine.  Any guarantee by a Subsidiary of the Company will be released automatically and unconditionally if (i) with respect to any guarantee provided by any Subsidiary of the Company other than H&P Drilling Co., concurrently with or prior to such release, the Subsidiary ceases to provide a guarantee of Debt of the Company in excess of $25 million under an applicable credit facility, provided no

Event of Default has occurred and is continuing; (ii) with respect to the guarantee provided by H&P Drilling Co., concurrently with or prior to such release, H&P Drilling Co. ceases to be an obligor or guarantor in respect of any Funded Debt in excess of $25 million provided no Event of Default has occurred and is continuing; (iii) the Company’s (or a Subsidiary’s) Capital Stock in such Subsidiary is sold or otherwise disposed (by merger or otherwise) to any person that is not the Company or a Subsidiary such that, after giving effect to any such sale or disposition, such person is no longer a Subsidiary; or (iv) with respect to any series of Securities, the Company exercises its legal or covenant defeasance option or the Company’s obligations are discharged as described under Section 7.01, Section 7.02 or Section 7.03.

Section 9.02         Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, if any, and, by its acceptance of the Securities, each Holder hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article Nine, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 9.03         Jointly and Severally.  In the event that there are two or more Guarantors with respect to a series of Securities, each Guarantor agrees that it is jointly and severally liable for all the Indenture Obligations under the Guarantees with respect to such series of Guaranteed Securities.

Section 9.04         Unconditional Guarantees.

(a)           For value received, each Guarantor hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders of the applicable series of Securities (the “Guaranteed Securities”) and to the Trustee the due and punctual payment of the principal of and premium, if any, and interest, if any, on the applicable series of Guaranteed Securities and all other amounts due and payable under this Indenture with respect to such series of Guaranteed Securities and under such Guaranteed Securities by the Company (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Trustee or the Holders in connection with the enforcement of this Indenture, such Guaranteed Securities and the applicable Guarantees) (collectively, the “Indenture Obligations”), when and as such principal of, premium, if any, and interest, if any, and such other amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of such Guaranteed Securities and this Indenture.  The guarantees by each Guarantor set forth in this Article Nine are referred to herein as the “Guarantees.” Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company under this Indenture with respect to such Guaranteed Securities and under such Guaranteed Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b)           Failing payment when due of any amount guaranteed pursuant to the Guarantees, for whatever reason, each Guarantor will be obligated to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever.  The Guarantees are intended to be general, unsecured, senior obligations of each Guarantor and to rank pari passu in right of payment with all indebtedness of the Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantees of the Guarantor.  Each Guarantor hereby agrees that its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of the obligations and liabilities of any other obligor with respect to the Guaranteed Securities, the Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof with respect to the same, the recovery of any judgment against the Company, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.

Each Guarantor hereby agrees that in the event of a default in payment of the principal of or premium, if any, or interest, if any, on the Guaranteed Securities or any other amounts payable under this Indenture in relation to such series of Guaranteed Securities and such Guaranteed Securities by the Company, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders of such Guaranteed Securities or, subject to Section 5.06, by the Holders of such Guaranteed Securities, on the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce the Guarantees without first proceeding against the Company.

(c)           To the fullest extent permitted by applicable law, the obligations of any Guarantor under this Article Nine shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of any other obligor with respect to the Guaranteed Securities contained in any of the Guaranteed Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, any Guarantor or any of their respective estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, or other statute or from the decision of any court, (iii) the assertion or exercise by the Company, any Guarantor or the Trustee of any rights or remedies under any of the Guaranteed Securities or this Indenture or its delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of the Guaranteed Securities, including all or any part of the rights of the Company or any Guarantor under this Indenture, (v) the extension of the time for payment by the Company or any Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of the Guaranteed Securities or this Indenture or of the time for performance by the Company or any Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation set forth in this Indenture of any other obligor with respect to the Guaranteed Securities, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, either of the Company or any Guarantor or any of its assets, or the disaffirmance of any of the Guaranteed Securities, the Guarantees or this Indenture in any such proceeding, (viii) the release or discharge of the Company or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of the obligations of any of the other obligors under the Guaranteed Securities, the Guarantees or this Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Company or any Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or any Guarantor (other than payment in full).

(d)           Each Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or any Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the applicable Guarantees may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantees without notice to them and (iii) covenants that its Guarantees will not be discharged except by complete performance of the Guarantees or of the obligations guaranteed thereby.  Each Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Guarantees is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of such Guarantor, its Guarantees shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and its Guarantees shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e)           Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of the Guaranteed Securities until all of the Guaranteed Securities of the series to which its Guarantees relate and its Guarantees thereof shall have been paid in full or discharged.

(f)            No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders of the applicable series of Guaranteed Securities, any right, power, privilege or remedy under this Article Nine and such Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies.  The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.  Nothing contained in this Article Nine shall limit the right of the

Trustee or the Holders to take any action to accelerate the Maturity of the Guaranteed Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

ARTICLE X.
REDEMPTION

Section 10.01       Applicability of Article.  The provisions of this Article Ten shall be applicable to each series of Securities except as otherwise specified as contemplated by Section 2.02 for such series of Securities.

Section 10.02       Notices to Trustee.  If the Company elects to redeem the Securities of a series pursuant to the redemption provisions of Section 10.08, it shall furnish to the Trustee, at least five days before notice of such redemption is to be given to the Holders of the relevant series of Securities pursuant to Section 10.04 (or such shorter period as the Trustee may agree), an Officers’ Certificate setting forth the Redemption Date, the principal amount of such Securities to be redeemed and the Redemption Price (or the method of calculating the Redemption Price).

Section 10.03       Selection of Securities to be Redeemed.  If less than all of the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata (or, in the case of Securities in global form, by such method DTC may require) or, if the Securities of such series are listed on any securities exchange, by any other method that complies with the requirements of such exchange.  The particular Securities to be redeemed shall be selected by the Trustee from the outstanding Securities of the applicable series not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.  Securities and portions of them selected shall be in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof, except that if all of the Securities of a series of a Holder are to be redeemed, the entire outstanding amount of such Securities held by such Holder shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 10.04       Notices to Holders.

(a)           At least 30 days but not more than 60 days before a Redemption Date (unless a different notice period is specified in the applicable Securities), except that notice may be given more than 60 days before the applicable redemption date in connection with a defeasance or satisfaction and discharge pursuant to Section 7.01, Section 7.02 or Section 7.03, the Company shall mail in conformity with Section 14.02 a notice of redemption to each Holder whose Securities are to be redeemed.  The notice shall identify the Securities to be redeemed (including the series, issue date CUSIP, ISIN or similar numbers, if any, interest rate, maturity date and certificate number) and shall state:

(i)            the Redemption Date;

(ii)           the Redemption Price (or the method of calculating the Redemption Price);

(iii)          if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

(iv)          the name and address of the Paying Agent;

(v)           that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

(vi)          that unless the Company defaults in making the redemption payment, interest, if any, on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities;

(vii)         the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(viii)        that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Security;

(ix)          the aggregate principal amount of Securities being redeemed; and

(x)           any condition precedent with respect to such redemption.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

(b)           At the Company’s request, the Trustee shall give the notice required in Section 10.04(a) in the Company’s name; provided, however, that the Company shall deliver to the Trustee, at least 5 days prior to the requested mailing date (unless the Trustee consents  to a shorter period), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 10.04(a).

Section 10.05       Effect of Notices of Redemption.  Once notice of redemption is mailed pursuant to Section 10.04, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price, subject to satisfaction of any condition precedent with respect thereto.  Upon surrender to the Paying Agent, such Securities shall be paid out at the Redemption Price, plus accrued and unpaid interest, if any, up to, but excluding, the Redemption Date; provided, however, that if the Redemption Date is after the taking of a record of the Holders on a record date and on or prior to the related Interest Payment Date, if any, any accrued and unpaid interest shall be payable to the Person in whose name the redeemed Securities are registered on such record date.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 10.06       Deposit of Redemption Price.  At or prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the Redemption Price of all Securities to be redeemed on that date, plus accrued and unpaid interest thereon, if any, up to, but not including, the Redemption Date.  The Trustee or the Paying Agent shall return to the Company any money not required for that purpose less the expenses of the Trustee as provided herein.

If the Company complies with the preceding paragraph, interest on the Securities, if any, or portions thereof to be redeemed (whether or not such Securities are presented for payment) will cease to accrue on the applicable Redemption Date.  If any Security called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, then interest, if any, will be paid on the unpaid principal and premium, if any, from the Redemption Date until such principal and premium, if any, are paid and, to the extent lawful, on interest, if any, not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 3.01.

Section 10.07       Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 10.08       Optional Redemption.  The Securities may be redeemed, at the option of the Company, at any time on such terms and subject to such conditions as are specified in such Securities or supplemental Indenture.

Any redemption pursuant to this Section 10.08 shall be made, to the extent applicable, pursuant to the provisions of Section 10.02 through Section 10.07.

ARTICLE XI.
CONVERSION OF SECURITIES

Section 11.01       Conversion of Securities.  Any series of Securities may, if so specified in accordance with Section 2.02, be convertible or exchangeable into any securities or property of the Company or an Affiliate of the Company.  The terms and the form of any such conversion right will be established in the manner contemplated by Section 2.02 for that particular series of Securities.

ARTICLE XII.
SINKING FUNDS

Section 12.01       Sinking Funds.  Any series of Securities may, if so specified in accordance with Section 2.02, have a requirement for a sinking fund for the retirement of Securities of such series.  The terms and requirements of any such sinking fund and the related payments will be established in the manner contemplated by Section 2.02 for that particular series of Securities.

ARTICLE XIII.
REPAYMENT AT OPTION OF HOLDERS

Section 13.01       Repayment at Option of Holders.  Any series of Securities may, if so specified in accordance with Section 2.02, have provisions for the repayment of such Securities before their Maturity at the option of Holders of Securities of such series.  The terms and requirements of any such repayment and option will be established in the manner contemplated by Section 2.02 for that particular series of Securities.

ARTICLE XIV.
MISCELLANEOUS

Section 14.01       Trust Indenture Act Controls.  Any reference to a requirement under the TIA shall apply to this Indenture irrespective of whether or not this Indenture is then qualified thereunder.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA (or in any other indenture qualified thereunder), the provision required by the TIA shall control.

Section 14.02       Notices.  Any notice or communication by the Company, any Guarantor, or the Trustee to the others is duly given if in writing and delivered in person, by facsimile, e-mail or by overnight air courier guaranteeing next day delivery or if mailed by first-class mail (registered or certified, return receipt requested), in each case to the other’s address:

If to either the Company or the Guarantor, if any, to it at:

Helmerich & Payne, Inc.

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

Attention: Chief Financial Officer

With a copy to:

Helmerich & Payne, Inc.

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

Attention: Chief Legal Officer

If to the Trustee:

Wells Fargo Bank, National Association

1445 Ross Avenue, Suite 4300

Dallas, Texas 75202

Attention: Corporate, Municipal and Escrow Services

Facsimile: (469) 729-7638

Each of the Company, the Guarantor, if any, and the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied or sent by e-mail; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company or any Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

All notices or communications, including, without limitation, notices to the Trustee or the Company or any Guarantor by Holders, shall be in writing, except as set forth below, and in the English language.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 14.03       Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, the Securities or the Guarantees.  The Company, the Guarantor, if any, the Trustee, each Agent and anyone else shall have the protection of TIA Section 312(c).

Section 14.04       Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or any Guarantor shall, if requested by the Trustee, furnish to the Trustee:

(i)            an Officers’ Certificate (which shall include the statements set forth in Section 14.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)           an Opinion of Counsel (which shall include the statements set forth in Section 14.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 14.05       Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate.

Section 14.06       Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07       Legal Holidays.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a record date is a Legal Holiday, the record date shall not be affected.

Section 14.08       No Recourse Against Others.  A director, officer, employee or stockholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 14.09       Governing Law.  This Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

Section 14.10       Consent to Jurisdiction.  Any action, suit or proceeding arising out of or based on this Indenture or the Securities may be instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in the Borough of Manhattan, The City of New York, and to the fullest extent permitted by applicable law, the parties hereto hereby waive any objection which it may now or hereafter have to the laying of venue of any such proceeding and expressly and irrevocably accepts and submits, for the benefit of the Holders from time to time of the Securities, to the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding, for itself and with respect to its properties, revenues and assets.

Section 14.11       No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor, if any, or any other Subsidiary of the Guarantor.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.12       Successors.  All agreements of the Company and any Guarantor in this Indenture and the Securities shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.13       Severability.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.14       Counterpart Originals.  The parties may sign any number of copies of this Indenture by manual or facsimile signature.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.15       U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 14.16       Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.17       Table of Contents, Headings, etc.  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.18       Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Company:

HELMERICH & PAYNE, INC.

By:	/s/ Mark W. Smith
Name:	Mark W. Smith
Title:	Vice President and Chief Financial Officer

H&P Drilling Co.:

HELMERICH & PAYNE INTERNATIONAL DRILLING CO.

By:	/s/ Mark W. Smith
Name:	Mark W. Smith
Title:	Vice President and Treasurer

[Signature Page to Indenture]

Trustee:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

[Signature Page to Indenture]